Exhibit 2

FIRST AMENDMENT TO THE SECURITIES PURCHASE AGREEMENT

This FIRST AMENDMENT TO THE SECURITIES PURCHASE AGREEMENT dated June 3, 2009 (this “Agreement”) is made by and among each of the sellers listed on the signature pages hereto (each, a “Seller” and collectively, the “Sellers”), and Starr International Company, Inc., a Panamanian corporation (the “Purchaser”).  Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to them in the Existing Securities Purchase Agreement (as defined below).

WHEREAS, the Sellers and the Purchaser entered into that certain Securities Purchase Agreement, dated as of May 1, 2009 (the “Existing Securities Purchase Agreement”); and

WHEREAS, the Sellers and the Purchaser intend and desire that certain provisions of the Existing Securities Purchase Agreement be amended as set forth herein.

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the partiers hereto agree as follows:

ARTICLE I
AMENDMENTS

The following provisions set forth in the Existing Securities Purchase Agreement are hereby amended as follows:

Section 1.01. Amendment to Definitions.  The following defined term set forth in the Existing Securities Purchase Agreement shall be amended and restated in its entirety as follows:

“Share Price” means a price per Share equal to the average Market Value of such Share during the period from and including May 5, 2009 until and including June 4, 2009.”

Section 1.02. Amendment to Exhibit A.  Exhibit A to the Existing Securities Purchase Agreement is hereby amended and restated in its entirety as set forth in Annex A hereto.

ARTICLE II
MISCELLANEOUS

Section 2.01. Severability; Governing Law; Dispute Resolution.  The parties hereto agree and confirm that Section 6 (Miscellaneous Provisions) of the Existing Securities Purchaser Agreement shall apply mutatis mutandis to this Agreement and are incorporated into this Agreement as if set out specifically herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:

C.V. STARR & CO., INC.

By:	/s/Bertil P. Lundqvist
Name: Bertil P. Lundqvist
Title: Director, Executive Vice President & General Counsel

C.V. STARR & CO., INC. TRUST

By:	/s/Bertil P. Lundqvist
Name: Bertil P. Lundqvist
Title: Attorney-In-Fact

THE MAURICE R. AND CORINNE P. GREENBERG FOUNDATION

By:	/s/Maurice R. Greenberg
Name: Maurice R. Greenberg
Title:

MAURICE R. AND CORINNE P. GREENBERG JOINT TENANCY COMPANY, LLC

By:	/s/Maurice R. Greenberg
Name: Maurice R. Greenberg
Title: Member

MAURICE R. GREENBERG

By:	/s/Maurice R. Greenberg
Name: Maurice R. Greenberg

UNIVERSAL FOUNDATION, INC.

By:	/s/Stuart Osborne
Name: Stuart Osborne
Title: Director

PURCHASER:

STARR INTERNATIONAL COMPANY, INC.

By:	/s/Edward E. Matthews
Name: Edward E. Matthews
Title: Director

Annex A to the First Amendment to the Securities Agreement

EXHIBIT A

SHARES

Seller / Address	Shares
C.V. Starr & Co., Inc. 399 Park Avenue, 17th Floor New York, NY 10022	10,716,957
C.V. Starr & Co., Inc. Trust 399 Park Avenue, 17th Floor New York, NY 10022	8,360,605
The Maurice R. and Corinne P. Greenberg Foundation 399 Park Avenue, 17th Floor New York, NY 10022	989,308
Maurice R. and Corinne P. Greenberg Joint Tenancy Company, LLC 399 Park Avenue, 17th Floor New York, NY 10022	25,269,689
Maurice R. Greenberg 399 Park Avenue, 17th Floor New York, NY 10022	13,025,939
Universal Foundation, Inc. 399 Park Avenue, 17th Floor New York, NY 10022	2,053,377